SPLITOFF AGREEMENT

This SPLITOFF AGREEMENT, dated as of May 29, 2019 (this “Agreement”), is entered into by and among Venture Vanadium Inc., a Nevada corporation (the “Company”), Hui Liu Ping (the “Seller”) and Ian Ilsley (the “Buyer”).

R E C I T A L S:

WHEREAS, Seller is the owner of 3,000,000 shares all of the issued and outstanding shares of Common Stock, $0.001 par value (the “Shares”) of the Company; Seller is the sole Director and majority shareholder of the Company, a business corporation organized and existing under the laws of the State of Nevada; and Buyer is the Secretary of the Company;

WHEREAS, contemporaneously with the execution of this Agreement, Seller as the sole director and majority shareholder of the Company and Buyer will entered into a Stock Purchase Agreement (as amended, the “SPA”) pursuant to which Seller shall transfer and assign to Buyer 3,000,000 shares of the issued and outstanding shares of common stock of the Company.

WHEREAS , the execution and delivery of this Agreement is required by Buyer as a condition to his execution of the Amendment to the SPA, and the consummation of the assignment, assumption, purchase and sale transactions contemplated by this Agreement is also a condition to the completion of the Transaction pursuant to the SPA, and Seller has represented to Buyer in the SPA that the transactions contemplated by this Agreement will be consummated immediately following the closing of the Transaction, and Buyer relied on such representation in entering into the SPA;

WHEREAS, Buyer desires to purchase the Shares (as defined herein) from Seller, and Seller to assume, all responsibility for any debts, obligations and liabilities, (prior to the Transaction) of the Company, on the terms and subject to the conditions specified in this Agreement; and

WHEREAS, Seller desires to sell and transfer the Shares to Buyer, on the terms and subject to the conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I.

ASSIGNMENT AND ASSUMPTION OF THE COMPANY’S ASSETS AND LIABILITIES.

Subject to the terms and conditions provided below:

1.1 Assignment of Assets. The Company hereby contributes, assigns, conveys and transfers to Seller, and Seller hereby receives, acquires and accepts, all assets and properties of the Company as of the Effective Time, including but not limited to the following, but excluding in all cases the controlling shares of the Company:

(a)

all cash and cash equivalents;

(b)

all accounts receivable and notes receivable, including intercompany notes receivable, together with all interest in all collateral provided as security therefore;

(c)

all inventories;

(d)

all right, title and interest, of record, beneficial or otherwise, in and to the Company and all bonds, debentures, or notes;

(e)

all of the Company’s rights, title and interests in, to and under all contracts, agreements, leases, licenses (including software licenses), supply agreements, consulting agreements, commitments, purchase orders, and including all of the Company’s rights thereunder to use and possess equipment provided by third parties, and all representations, warranties, covenants and guarantees related to the foregoing (provided that to the extent any of the foregoing or any claim or right or benefit arising thereunder or resulting therefrom is not assignable by its terms, or the assignment thereof shall require the consent or approval of another party thereto, this Agreement shall not constitute an assignment thereof if an attempted assignment would be in violation of the terms thereof or if such consent is not obtained prior to the Effective Time, and in lieu thereof the Company shall reasonably cooperate with the Seller in any reasonable arrangement designed to provide the Company the benefits thereunder or any claim or right arising thereunder);

(f)

all intellectual property, including but not limited to issued patents, patent applications (whether or not patents are issued thereon and whether modified, withdrawn or resubmitted), unpatented inventions, product designs, copyrights (whether registered or unregistered), knowhow, technology, trade secrets, technical information, notebooks, drawings, software, computer coding (both object and source) and all documentation, manuals and drawings related thereto, trademarks or service marks and applications therefor, unregistered trademarks or service marks, trade names, logos and icons and all rights to sue or recover for the infringement or misappropriation thereof;

(g)

all fixed assets, including but not limited to the machinery, equipment, furniture, vehicles, office equipment and other tangible personal property owned or leased by the Company;

(h)

all customer lists, business records, customer records and files, customer financial records, and all other files and information related to customers, all customer proposals, all open service agreements with customers and all uncompleted customer contracts and agreements; and

(i)

to the extent legally assignable, all licenses, permits, certificates, approvals and authorizations issued by Governmental Entities and necessary to own, lease or operate the assets and properties of Seller and to conduct Seller’s business as it is presently conducted;

all of the foregoing being referred to herein as the “Assigned Assets.”

1.2 Assignment and Assumption of Liabilities. The Company hereby assigns to Seller, and Seller hereby assumes and agrees to pay, honor and discharge all debts, adverse claims, liabilities, judgments and obligations of the Company as of the Effective Time, whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law (including the common law) or any rule or regulation of any Governmental Entity or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of Seller, or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof, (all of the foregoing being referred to herein as the “Assigned Liabilities”).

1.3 Excluded Assets and Liabilities. The Assigned Assets shall not include (i) an aggregate of 3,000,000 shares of the issued and outstanding shares of common stock, $0.001 par value of the Company and (ii) the corporate records of the Company (“Excluded Assets”).

The assignment and assumption of Seller’s assets and liabilities provided for in this Article I is referred to as the “Assignment.”

II.

PURCHASE AND SALE OF STOCK.

2.1 Purchased Shares. Subject to the terms and conditions provided in the SPA, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 3.1), 3,000,000 shares of the issued and outstanding shares of the Company (the “Shares”).

III.

CLOSING.

3.1 Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place as soon as practicable following the execution of this Agreement; provided, however, that the Closing must occur simultaneously with the sale and purchase of the Shares discussed herein. The date on which the Closing occurs shall be referred to herein as the “Closing Date.”

3.2 Transfer of Shares. At the Closing, Seller shall deliver to Buyer certificates representing the Shares purchased by Buyer, duly endorsed to such Buyer or as directed by Buyer, which delivery shall vest such Buyer with good and marketable title to such Shares, free and clear of all liens and encumbrances.

3.3 Transfer of Records. On or before the Closing, Seller shall transfer to the Company all existing corporate books and records in Seller’s possession relating to the Company and its business, including but not limited to all agreements, litigation files, real estate files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and the Company, only copies of such documents need be furnished. On or before the Closing, Seller and the Company shall transfer to Buyer all existing corporate books and records in the possession of Seller or the Company relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided , however , when any such documents relate to both Seller and the Company or its business, only copies of such documents need be furnished.

3.4 Instruments of Assignment. At the Closing, Seller and the Buyer shall deliver to each other such instruments providing for the Assignment as the other may reasonably request.

3.5 Seller Board of Directors and Executive Officers. Immediately prior to the Closing, Seller shall take all action necessary to appoint Buyer to serve as a member of the Board of Directors of the Company (“New Board”). Immediately following such election, Seller shall resign as the President, Treasurer and Director of the Company. Immediately following the resignations of Seller, the New Board shall appoint Buyer as the new executive officer to fill the vacancies created by such resignations (“New Management”).

3.6 Shareholder Approval. The terms of this Agreement require the approval of the majority of the Company’s Shareholders (“Seller Shareholder Approval”) and Board of Directors.

IV.

SELLER’S AND COMPANY’S REPRESENTATIONS AND WARRANTIES. Seller and the Company, jointly and severally, represent and warrant to Buyer that:

4.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

4.2 Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and all such documents constitute valid and binding agreements of Seller enforceable in accordance with their terms.

4.3 Title to Shares. Seller is the sole record and beneficial owner of the Shares. At Closing, Seller will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer, except for restrictions on transfer as contemplated by Section 4.3 above. The Shares constitute all of the issued and outstanding shares of common stock of the Company.

4.4 WARN Act. The Company does not have a sufficient number of employees to make it subject to the Worker Adjustment and Retraining Notification Act.

4.5 Representations in SPA. The Company represents and warrants that all of the representations and warranties by Seller, insofar as they relate to the Company, contained in the SPA are true and correct.

4.6 Liabilities. Following the Closing, Buyer will have no liability for any debts, liabilities or obligations of the Company or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the Company or its business and that may survive the Closing.

V.

OBLIGATIONS OF BUYER PENDING CLOSING. Buyer covenants and agrees that between the date hereof and the Closing:

5.1 Not Impair Performance. Buyer shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Article VII.

5.2 Assist Performance. Buyer shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller’s obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement.

VI.

OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:

6.1 Business as Usual. The Company shall operate and Seller shall cause the Company to operate in accordance with past practices and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with the Company. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, the Company shall (a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain the Company’s assets in their current operating condition and repair, ordinary wear and tear excepted. From the date of this Agreement until the Closing Date, the Company shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Neither the Company nor Buyer shall take or omit to take any action that results in Seller incurring any liability or obligation prior to or in connection with the Closing.

6.2  Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyer to satisfy his obligations as provided in Article VI.

6.3 Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Buyer’ obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyer to make and/or obtain any necessary filings and consents. Seller shall cause the Company to comply with its obligations under this Agreement.

VII.

SELLER’S AND SUBSIDIARY’S CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller and the Company to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller in writing):

7.1 Representations and Warranties; Performance. All representations and warranties of seller contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Seller shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing.

7.2 Additional Documents. Seller shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

7.3 Release by the Company. At the Closing, the Company shall execute and deliver to Buyer a general release which in substance and effect releases Seller from any and all liabilities and obligations that Buyer may owe to the Company in any capacity, and from any and all claims that the Company may have against Buyer, or its officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).

7.4 Seller Board Approval. The SplitOff and the terms of this Agreement shall have obtained Seller Board Approval by the New Board as provided for in Section 3.7 above.

7.7 Shareholder Approval. Seller’s shareholders shall have approved (i) the SplitOff and the terms of this Agreement, and (ii) the change in control of Seller concurrently with the Closing, including the change in the constituency of the Seller’s board of directors and executive officers. (“Seller Shareholder Approval”).

7.6 Regulatory Compliance. Seller shall have complied with all regulatory requirements in connection with obtaining Seller Shareholder Approval and consummating the SplitOff. Such requirements will include, without limitation, compliance with Sections 14f1 and Schedule 14C under the Securities Exchange Act of 1934, as amended (“Exchange Act”) in connection with the change in control of the Seller’s Board of Directors and obtaining Seller Shareholder Approval.

VIII.

BUYER’ CONDITIONS PRECEDENT TO CLOSING. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by such Buyer in writing):

8.1 Representations and Warranties; Performance. All representations and warranties of Buyer contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

8.2 Regulatory Approvals. Buyer shall have obtained all regulatory and governmental approvals necessary to consummate the SplitOff and other transactions provided for herein.

IX.

OTHER AGREEMENTS.

9.1 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

9.2 Confidentiality. Seller shall not make any public announcements concerning this transaction without the prior written agreement of Buyer, other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Seller shall return any information received by Seller from Buyer and Seller shall cause all confidential information obtained by Seller concerning the Company and its business to be treated as such.

9.3 Brokers’ Fees. In connection with the transaction specifically contemplated by this Agreement, no party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

9.4 Access to Information PostClosing; Cooperation.

(a) Following the Closing, Seller and the Company shall afford to Buyer and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Seller or the Company insofar as such access is reasonably required by Seller. Information may be requested under this Section 10.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of the Company existing at the Closing Date shall be destroyed by Seller or the Company after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Buyer at least 30 days’ prior written notice, during which time Buyer shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b) Following the Closing, Buyer shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Buyer’s possession or control relating to the business of the Company. Information may be requested under this Section 10.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of the Company existing at the Closing Date shall be destroyed by Buyer after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Buyer at least 30 days prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(c) At all times following the Closing, Seller, Buyer and the Company shall use their reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller or the Company for any of the purposes set forth in Section 10.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or the Company may from time to be involved.

(d) The party to whom any Information or witnesses are provided under this Section 10.4 shall reimburse the provider thereof for all outofpocket expenses actually and reasonably incurred in providing such Information or witnesses.

(e) Seller, Buyer, the Company and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other’s representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party’s own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(f) Seller, Buyer and the Company shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

9.5 Guarantees, Surety Bonds and Letter of Credit Obligations. In the event that Buyer is obligated for any debts, obligations or liabilities of the Company by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the Closing Date, Seller and the Company shall use their best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Buyer from any liability thereunder following the Closing. Seller and the Company, jointly and severally, shall be responsible for, and shall indemnify, hold harmless and defend Buyer from and against, any costs or losses incurred by Buyer arising from such bonds, letters of credits and guarantees and any liabilities arising therefrom and shall reimburse Buyer for any payments that Buyer may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

9.6 Filings and Consents. Seller and the Company, at their  risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Shares. Seller and Company shall indemnify the Buyer against any Losses (as defined in Section 12.1 below) incurred by such Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Buyer to incur Losses or otherwise adversely affect Seller, Seller and the Company confirm that the provisions of this Section 10.6 will not limit Buyer’s right to treat such failure as the failure of a condition precedent to Buyer’s obligation to close pursuant to Article VIII above.

9.7 Insurance. Seller acknowledges that on the Closing Date, effective as of the Closing, any insurance coverage and bonds provided by Seller for the Company, and all certificates of insurance evidencing that the Company maintains any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.

9.8 Agreements Regarding Taxes.

(a) Tax Sharing Agreements. Any tax sharing agreement between Seller and the Company is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

(b) Returns for Periods Through the Closing Date. Seller will include the income and loss of the Company (including any deferred income triggered into income by Reg. §1.150213 and any excess loss accounts taken into income under Reg. §1.150219) on Seller’s consolidated federal income tax returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. Seller and the Company agree to allocate income, gain, loss, deductions and credits between the period up to Closing (the “PreClosing Period”) and the period after Closing (the “PostClosing Period”) based on a closing of the books of SplitOff Subsidiary, and both Seller and the Company agree not to make an election under Reg. §1.150276(b)(2)(ii) to ratably allocate the year’s items of income, gain, loss, deduction and credit. Seller, the Company and Buyer agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer’ purchase of the Shares on SplitOff Subsidiary’s tax returns to the extent permitted by Reg. §1.150276(b)(1)(ii)(B). Seller agrees to indemnify Buyer for any additional tax owed by Seller (including tax owned by Seller due to this indemnification payment) resulting from any transaction engaged in by the Company during the PreClosing Period or on the Closing Date after such Buyer’s purchase of the Shares. The Company will furnish tax information to Buyer for inclusion in Buyer’s consolidated federal income tax return for the period which includes the Closing Date in accordance with the Company’s past custom and practice.

(c) Audits. Seller will allow Buyer and its counsel to participate at the Company’s expense in any audits of the Company’s federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of the Company. Buyer shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Buyer in connection with any such audit and the resolution thereof, without receiving the consent of Seller or the Company or any other party acting on behalf of Seller or the Company, provided that Buyer will not settle any such audit in a manner which would materially adversely affect the Company after the Closing Date unless such settlement would be reasonable in the case of a person that owned the Company both before and after the Closing Date. In the event that after Closing any tax authority informs Buyer or the Company of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes which pertain to Seller, or to the Company during the period prior to Closing, Seller or the Company must promptly notify Buyer of the same within 15 calendar days of the date of the notice from the tax authority. In the event Seller or the Company do not notify Buyer within such 15 day period, Seller and the Company, jointly and severally, will indemnify Buyer for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 10.8 shall control over the provisions of Section 12.2 below.

(d) Cooperation on Tax Matters. Buyer, Seller and the Company shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall (i) retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, Seller agree to cause the Company to allow Buyer to take possession of such books and records.

9.9 Bank Accounts. Seller acknowledges that on the Closing Date, the Company shall have no bank (or similar) accounts open with any bank or other financial institution.  The Seller agrees that if the Company does have a bank account open with any bank or other financial institution, the Seller has no power to sign or control such account and hereby grants the Company a limited power-of-attorney to take all action in the Seller’s name to remove the Seller as a signatory to such account or to close such accounts.

X.

TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller and Buyer. This Agreement may also be terminated by either party upon written notice to the other in the event the SplitOff and Closing have not been consummated on or before June 30, 2019.

If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XI.

INDEMNIFICATION.

11.1 Indemnification by Seller. Seller covenants and agrees to indemnify, defend, protect and hold harmless Buyer and the Company, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates (collectively, the “Buyer Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Buyer Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of such Seller set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Seller to indemnify set forth in this Agreement) on the part of such Seller under this Agreement, (iii) any Assigned Asset or Assigned Liability or any other debt, liability or obligation of the Company, (iv) the conduct and operations, whether before or after Closing, of (A) the business of Seller pertaining to the Assigned Assets and Assigned Liabilities or (B) the business of the Company, or (v) claims asserted, whether before or after Closing, (A) against the Company or (B) pertaining to the Assigned Assets and Assigned Liabilities.

11.2 Third Party Claims.

(a) Defense.  If any claim or liability (a “ThirdParty Claim”) should be asserted against any of the Buyer Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which a Seller has an indemnification obligation under the terms of Section 12.1 , then the Indemnitee shall notify Seller (the “Indemnitor”) within 20 days after the ThirdParty Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such ThirdParty Claim and to assume the defense of such ThirdParty Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any ThirdParty Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any ThirdParty Claim in writing within 20 days after the Claim Notice of such ThirdParty Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the

Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such ThirdParty Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such ThirdParty Claim so long as the Indemnitor continues such defense until the final resolution of such ThirdParty Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any ThirdParty Claim the defense of which has been assumed by the Indemnitors. Except as provided on subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a ThirdParty Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(b) Failure to Defend. If the Indemnitor shall not agree to assume the defense of any ThirdParty Claim in writing within 20 days after the Claim Notice of such ThirdParty Claim has been delivered, or shall fail to continue such defense until the final resolution of such ThirdParty Claim, then the Indemnitee may defend against such ThirdParty Claim in such manner as it may deem appropriate and the Indemnitee may settle such ThirdParty Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such ThirdParty Claim. If no settlement of such ThirdParty Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such ThirdParty Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such ThirdParty Claim.

11.3 NonThirdParty Claims. Upon discovery of any claim for which a Buyer has an indemnification obligation under the terms of Section 12.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

11.4 Survival. Except as otherwise provided in this Section 12.4, all representations and warranties made by Buyer, the Company and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XII shall terminate on the third (3rd ) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd ) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party’s breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of a Buyer for Losses incurred by a Seller Indemnified Party due to breaches of its representations and warranties in Article IV of this Agreement, and (d) liability of a Buyer for Losses arising out of ThirdParty Claims for which Buyer have an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party’s right to assert a Third Party Claim bars assertion of such claim.

XII.

MISCELLANEOUS.

12.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the SPA and the Amendment to the SPA.

12.2 Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a) If to Seller or the Company, addressed to:

Hui Liu Ping

president@arcomcorp.com

(b) If to Buyer, addressed to:

Ian Ilsley

ian.ilsley@monaco.mc

or to such other address as any party hereto shall specify pursuant to this Section 13.2 from time to time.

12.3 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

12.4 Time. Time is of the essence with respect to this Agreement.

12.5 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12.6 Further Acts and Assurances. From and after the Closing, Seller, Buyer and the Company agree that each will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of another party hereto, and without further consideration, cause the execution and delivery of such other instruments of conveyance, transfer, assignment or assumption and take such other action or execute such other documents as such party may reasonably request in order more effectively to convey, transfer to and vest in Buyer, and to put the Company in possession of, all Assigned Assets and Assigned Liabilities, and to convey, transfer to and vest in Seller and Buyer, and to them in possession of, the Purchase Price Securities and the Shares (respectively), and, in the case of any contracts and rights that cannot be effectively transferred without the consent or approval of other Persons that is unobtainable, to use its best reasonable efforts to ensure that the Company receives the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

12.7 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto. No provisions of this Agreement or any rights hereunder may be waived by any party without the prior written consent.

12.8 Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

12.10 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

12.11 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

12.12 Specific Performance; Remedies. Each of Seller, Buyer and the Company acknowledges and agrees that each party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Buyer and the Company agrees that each of them will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 13.9 , in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and are in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

12.13 Submission to Jurisdiction; Process Agent; No Jury Trial.

(a) Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the State of New York in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b) EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

12.14 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

IN WITNESS WHEREOF , the parties hereto have duly executed this SplitOff Agreement as of the day and year first above written.

SELLER HUI LIU PING

By:

_/s/ Hui Liu Ping_______________________________

Hui Liu Ping

VENTURE VANADIUM INC.

By:

_/s/ Hui Liu Ping_______________________________

Hui Liu Ping, Director, President, CEO

BUYER IAN ILSLEY

By:

_/s/ Ian Ilsley_______________________________

Ian Ilsley